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                                                                       EXHIBIT 8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated November 9, 2004, relating to the financial statements of BP Papua New Guinea Limited (now InterOil Products Limited) as of December 31, 2003, 2002 and 2001 and for each of the years in the three year period ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

Pricewaterhouse Coopers

Lae, Papua New Guinea
May 3, 2005

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